                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               December 24, 1997
                Date of Report (Date of earliest event reported)


                        AMATI COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             ------------------------------------------------------

   Delaware                          0-4187                     94-1675494
(State or other             (Commission File Number)         (I.R.S. Employer
Jurisdiction of                                             Identification No.)
Incorporation)

               --------------------------------------------------

                              2043 Samaritan Drive
                           San Jose, California 95124
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's telephone number, including area code: (408) 879-2000

             ------------------------------------------------------

Item 1. Changes in Control of Registrant.
        --------------------------------

        Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 19, 1997 among Registrant, Texas Instruments Incorporated ("TI") and DSL Acquisition Corporation, a wholly-owned subsidiary of TI ("DSL"), on December 24, 1997, TI announced that DSL had consummated its tender offer for all of the issued and outstanding shares of Common Stock of Registrant at a price of $20 per share, net to the seller in cash. As a consequence of consummating the tender offer, DSL acquired 15,290,381 shares of Registrant's Common Stock (approximately 77.3% of Registrant's outstanding shares) and TI became entitled to designate a majority of Registrant's Board of Directors.

        Pursuant to the Merger Agreement, following approval at a special stockholders meeting to be held in the first quarter of 1998, DSL will be merged with and into Registrant, and Registrant will become a wholly-owned subsidiary of TI.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

        (c) Exhibits

            Exhibit 2.1* - Agreement and Plan of Merger, dated as November 19,
                           1997, by and among Amati Communications Corporation, Texas Instruments Incorporated and DSL Acquisition Corporation





* Previously filed as Exhibit (c)(1) to Registrant's Schedule 14D-9 dated November 25, 1997

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMATI COMMUNICATIONS CORPORATION

                                   By: /s/ James Steenbergen
                                       -------------------------------------
                                       James Steenbergen
                                       President and Chief Executive Officer


Date: January 7, 1998